UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 4, 2009

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	0-28806	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748

(Address of Principal Executive Offices)

(626) 581-8878

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On April 4, 2009, we paid $12 million of the promissory notes that we issued to the prior owners of the two mining companies in the People’s Republic of China that we acquired in April 2008, namely Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd., and Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (collectively “Xing An”).

As first reported in our current report on Form 8-K filed on January 7, 2008, the purchase price of Xing An included $30 million in the form of our promissory notes issued to the prior owners of Xing An, payable in two installments, the first in the amount of $18 million due six months after the closing of the acquisition transaction, and the second in the amount of $12 million on the first anniversary of the closing of the acquisition transaction, provided that the promissory notes would be immediately due and payable on our completion a financing of at least $30 million.

As first reported in our quarterly report on Form 10-Q filed on November 14, 2008, we paid the first installment on October 15, 2008. With our payment of the second installment, we have now fully satisfied our payment obligations with respect to the promissory notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2009	Songzai International Holding Group, Inc. (Registrant)

	By:	/s/ Hongwen Li
Hongwen Li
Chief Executive Officer